TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                         Touchstone Select Advisors Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     Doe Run Resources

Name of Security:                           Doe Run Resources 11.25% due
3/15/05 , cusip#256582AA5
-----------------

Years of Issuers Operations:                         25 years

Date of Purchase:                                    03/06/98

Number of Units Purchased:                  300,000

Price Per Unit:                                      $100.00

Total Price Paid:                                    $300,000.00

Portfolio Assets on Trade Date:                      $11,474,488

 % Gross Underwriting Spread:                        2.5%

Underwriting Type:                                   Firm

 Total Offering:                                     200,000,000

25% of Offering:                                     50,000,000 Par value
3% of Total Assets:                                  $344,234.64

Underwriter :                                        Donaldson, Lufkin &
 Jenrette Securities

                                                     BT Alex. Brown

                                                     UBS Securities

Broker from whom Portfolio purchased:                Bankers Trust